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                                                                     EXHIBIT 5.1

October 16, 1998



Lafarge Corporation
11130 Sunrise Valley Drive
Suite 300
Reston, Virginia  20191

Dear Sirs:

I am Vice President - Legal Affairs and Corporate Secretary of Lafarge Corporation, a Maryland corporation (the "Company"). The Company is registering under the Securities Act of 1933, as amended (the "Act"), 4,000,000 shares of the Company's Common Stock, par value $1.00 per share (the "Subject Shares"), under the Company's 1998 Stock Option Plan (the "Plan"). The Subject Shares are issuable upon the exercise of options or stock appreciation rights ("SARs") granted under the Plan or as shares of Restricted Stock (as defined in the Plan) awarded under the Plan.

I have participated in the preparation of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission covering the registration of the Subject Shares under the Act. I am familiar with the corporate proceedings of the Company relating to the adoption of the Plan and the proposed issuance of the Subject Shares pursuant to the Plan.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and assumptions hereinafter expressed, it is my opinion that all of the Subject Shares have been duly and validly authorized for issuance and, when issued upon the exercise of options or SARs granted under the Plan or as shares of Restricted Stock awarded under the Plan pursuant to the provisions thereof, will be legally issued, fully paid and nonassessable.

I do not purport to be an expert as to the laws of any jurisdiction other than the United States and the State of Virginia, and I express no opinion herein as to the effect that the laws and decisions of courts of any jurisdiction other than the United States and the State of Virginia may have upon the opinion expressed herein. I hereby consent to the references in the Registration Statement mentioned above and in the Prospectus which constitutes a part thereof as the attorney who will pass upon the legality of the



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Subject Shares and to the filing of this opinion as Exhibit 5.1 to such
Registration Statement.

Very truly yours,



David C. Jones
Vice President - Legal Affairs
and Secretary



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